EXHIBIT 1




                            ARTICLES OF AMALGAMATION

                                   ARTICLE 1

                                 INTERPRETATION

Section 1.01 References to "Act." In this schedule, as from time to time amended, unless there is something in the context inconsistent herewith, "Act" means the Canada Business Corporations Act, or its successor, as amended from time to time.

Section 1.02 Headings, Gender, Number. This schedule as from time to time amended, shall be read without regard to paragraph headings, which are included for ease of reference only, and with all changes in gender and number required by the context.

                                   ARTICLE 2

                                  COMMON SHARES

     The Common Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

Section 2.01 Votes. The holders of Common Shares are entitled to receive notice of, and to attend, all meetings of shareholders of the Corporation, except meetings at which only holders of another specified class or series of shares are entitled to vote. The holders of Common Shares are entitled to one vote for each one Common Share held on all polls taken at such meetings.

Section 2.02 Dividends. Subject to the prior rights, privileges, restrictions and conditions attaching to the First Preference Shares and the Second Preference Shares, or any series thereof, respectively, and the shares of any other class ranking senior to the Common Shares, the holders of Common Shares shall be entitled to receive dividends as and when declared by the directors of the Corporation.

Section 2.03 Liquidation. In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of the property and assets of the Corporation for the purpose of winding up the affairs of the Corporation, holders of Common Shares shall, after payment to the holders of First Preference Shares, Second Preference Shares and shares of any other class ranking senior to the Common Shares of the amount payable to them, be entitled to receive the remaining property and assets of the Corporation.

Section 2.04 Limitation. Subject to the provisions of the Act, the holders of Common Shares shall not be entitled to vote separately on, or to dissent in respect of, any proposal to amend the articles of the Corporation to:

     (a) increase or decrease any maximum number of authorized Common Shares, or increase any maximum number of authorized shares of a class or series having rights or privileges equal or superior to the Common Shares;


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     (b)  effect an exchange, reclassification or cancellation of all or part of the Common Shares; or

     (c) create a new class of shares or series equal or superior to the Common Shares.

                                   ARTICLE 3

                             FIRST PREFERENCE SHARES

     The First Preference Shares shall have attached thereto, as a class, the following rights, privileges, restrictions and conditions:

Section 3.01 Directors' Right to Issue in One or More Series. The First Preference Shares may at any time and from time to time be issued in one or more series. Prior to the issue of First Preference Shares of any series, the directors of the Corporation shall, subject to the rights, privileges, restrictions and conditions attached to the First Preference Shares as a class, the articles of the Corporation and the provisions of the Act, by resolution amend the articles of the Corporation to fix the number of First Preference Shares in such series and determine the designation of, and the rights, privileges, restrictions and conditions attached to the First Preference Shares of such series including, without limitation:

     (a) the rate, amount or method of calculation of any dividends and whether any dividends are subject to adjustment;

     (b)  whether  any   dividends   are   cumulative,   partly   cumulative  or
          non-cumulative:

     (c) the dates, manner and currency of payments of any dividends and the date from which any dividends accrue or become payable;

     (d) if redeemable or purchasable (whether at the option of the Corporation or the holder or otherwise), the redemption or purchase prices and currency or currencies thereof and the terms and conditions of redemption or purchase, with or without any provision for sinking or similar funds;

     (e)  the voting rights, if any;

     (f)  any conversion, exchange or reclassification rights; and

     (g)  any other terms not inconsistent with these provisions:

the whole subject to receipt by the Director appointed under the Act of articles of amendment designating and fixing the number of First Preference Shares in such series and setting forth the rights, privileges, restrictions and conditions attached thereto and the issue by the Director of a certificate of amendment with respect thereto.

Section 3.02 Ranking of First Preference Shares of Each Series. The First Preference Shares of each series shall, with respect to the payment of dividends and the distribution of the assets of the Corporation in the event of the liquidation, dissolution or winding-up of the Corporation,


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                                      -3-


whether voluntary or inv oluntary, or any other distribution of the assets of the Corporation for the purpose of winding up its affairs, rank (a) on a parity with the First Preference Shares of every other series and (b) senior to, and shall be entitled to a preference over the Second Preference Shares, the Common Shares, and the shares of any other class ranking junior to the First Preference Shares. The First Preference Shares of any series shall also be entitled to such other preferences, not inconsistent with these provisions, over the Second Preference Shares, the Common Shares, and the shares of any other class ranking junior to the First Preference Shares as may be fixed in accordance with Section
3.01 hereof.

Section 3.03 Voting Rights.  Except as  hereinafter  specifically  provided,  as required by the Act or in accordance with any voting rights which may be attached to any series of First Preference Shares, the holders of First Preference Shares shall not be entitled as such to receive notice of, or to attend, any meeting of shareholders of the Corporation and shall not be entitled to vote at any such meeting; provided however that the holders of First
Preference Shares shall be entitled to receive notice of meetings of shareholders of the Corporation called for the purpose of authorizing the dissolution of the Corporation or the sale, lease or exchange of all or substantially all of the property of the Corporation other than in the ordinary course of business of the Corporation.

Section 3.04 Amendment with Approval of Holders of First Preference Shares. The rights, privileges, restrictions and conditions attached to the First Preference Shares as a class may be added to, removed or changed only with the approval of the holders of First Preference Shares given in accordance with the requirements of the Act and the minimum requirement provided in Section 3.05 hereof.

Section 3.05 Approval of Holders of First Preference Shares. The approval of the holders of First Preference Shares as a class to any matters referred to in these provisions may be given as specified below:

     (a) Approval and Quorum: Any approval required to be given by the holders of First Preference Shares shall be deemed to have been sufficiently given if it shall have been given by a resolution signed by all of the holders of the then outstanding First Preference Shares or by a resolution passed by the affirmative vote of not less than two-thirds of the votes cast by holders of First Preference Shares who voted in respect of that resolution at a meeting of the holders of First Preference Shares called and held for such purpose in accordance with the by-laws of the Corporation at which holders of not less than one-tenth of the then outstanding First Preference Shares are present in person or represented by proxy; provided that, if at any such meeting a quorum is not present within one-half hour after the time appointed for such meeting, the meeting shall be adjourned to the same day in the next week at the same time and to such place as the chairman of the meeting may determine and, subject to the provisions of the Act, it shall not be necessary to give notice of such adjourned meeting. At such adjourned meeting the holders of First Preference Shares present in person or represented by proxy shall constitute a quorum and may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not



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                                      -4-



          less than two-thirds of the votes cast by holders of First Preference Shares at such meeting shall constitute the approval of the holders of First Preference Shares.

     (b) Voting: On every poll taken at any meeting in respect of which only the holders of First Preference Shares of more than one series are entitled to vote, each holder of First Preference Shares shall be entitled to one vote in respect of the greater of (i) each $1.00 of stated capital added to the appropriate stated capital account of the Corporation in respect of the issue of each such share and (ii) each $1.00 of the liquidation preference or redemption preference (excluding any amount payable in respect of declared but unpaid or accrued but unpaid dividends) attached to each such share (and if the liquidation preference and redemption preference are not the same at the applicable time, then the greater of the two).

Subject to the foregoing, the formalities to be observed with respect to proxies, the giving or waiving of notice of any such meeting and the conduct thereof shall be those from time to time prescribed in the Act and the by-laws of the Corporation with respect to meetings of shareholders.

Section 3.06 Shares Issued in Series with Identical Rights. Where First Preference Shares are issued in more than one series with identical rights, privileges, restrictions, conditions and designations attached thereto, all such series of First Preference Shares shall rank: pari passu and participate equally and proportionately without discrimination or preference as if all such series of First Preference Shares had been issued simultaneously and all such series of First Preference Shares may be designated as one series.

Section 3.07 Limitation. Subject to the provisions of the Act, the holders of First Preference Shares or any series thereof shall not, unless the rights, privileges, restrictions and conditions attached to the First Preference Shares as a class or to any particular series thereof provide to the contrary, be entitled to vote separately as a class or series on, or to dissent in respect of, any proposal to amend the articles of the Corporation to:

     (a) increase or decrease any maximum number of authorized First Preference Shares or any series thereof, or increase any maximum number of authorized shares of a class or series having rights or privileges equal or superior to the First Preference Shares or any series thereof,

     (b) effect an exchange, reclassification or cancellation of all or part of the First Preference Shares or any series thereof; or

     (c) create a new class or series of shares equal or superior to the First Preference Shares or any series thereof.

                                   ARTICLE 4

                            SECOND PREFERENCE SHARES

     The Second Preference Shares shall have attached thereto, as a class, the following rights, privileges, restrictions and conditions:




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                                      -5-



Section 4.01 Directors' Right to Issue in One or More Series. The Second Preference Shares may at any time and from time to time be issued in one or more series. Prior to the issue of Second Preference Shares of any series, the directors of the Corporation shall, subject to the rights, privileges, restrictions and conditions attached to the Second Preference Shares as a class, the articles of the Corporation and the provisions of the Act, by resolution amend the articles of the Corporation to fix the number of Second Preference Shares in such series and determine the designation of, and the rights, privileges, restrictions and conditions attached to, the Second Preference Shares of such series including, without limitation:

     (a) the rate, amount or method of calculation of any dividends and whether any dividends are subject to adjustment;

     (b)  whether  any   dividends   are   cumulative,   partly   cumulative  or
          non-cumulative;

     (c) the dates, manner and currency of any payments of dividends and the date from which any dividends accrue or become payable;

     (d) if redeemable or purchasable (whether at the option of the Corporation or the holder or otherwise), the redemption or purchase prices and currency or currencies thereof and the terms and conditions of redemption or purchase, with or without any provision for sinking or similar funds;

     (e)  the voting rights, if any;

     (f)  any conversion, exchange or reclassification rights; and

     (g)  any other terms not inconsistent with these provisions;

the whole subject to receipt by the Director appointed under the Act of articles of amendment designating and fixing the number of Second Preference Shares in such series and setting forth the rights, privileges, restrictions and conditions attached thereto and the issue by the Director of a certificate of amendment with respect thereto.

Section 4.02 Ranking of Second Preference Shares of Each Series. The Second Preference Shares of each series shall, with respect to the payment of dividends and the distribution of the assets of the Corporation in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation for the purpose of winding-up its affairs, rank (a) junior and subordinate to the First Preference Shares, (b) on a parity with the Second Preference Shares of every other series and (c) senior to, and shall be entitled to a preference over, the Common Shares and the shares of any other class ranking junior to the Second Preference Shares. The Second Preference Shares of any series shall also be entitled to such other preferences, not inconsistent with these provisions, over the Common Shares, and the shares of any other class ranking junior to the Second Preference Shares as may be fixed in accordance with Section 4.01 hereof.

Section 4.03 Voting Rights. Except as hereinafter specifically provided, as required by the Act or in accordance with any voting rights which may be attached to any series of Second Preference Shares, the holders of Second Preference Shares shall not be entitled as such to


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                                      -6-



receive notice of, or to attend, any meeting of shareholders of the Corporation and shall not be entitled to vote at any such meeting, provided however that the holders of Second Preference Shares shall be entitled to receive notice of meetings of shareholders of the Corporation called for the purpose of authorizing the dissolution of the Corporation or the sale, lease or exchange of all or substantially all of the property of the Corporation other than in the ordinary course of business of the Corporation.

Section 4.04 Amendment with Approval of Holders of Second Preference Shares. The rights, privileges, restrictions and conditions attached to the Second Preference Shares as a class may be added to, removed or changed only with the approval of the holders of Second Preference Shares given in accordance with the requirements of the Act and the minimum requirement provided in Section 4.05 hereof.

Section 4.05 Approval of Holders of Second Preference Shares. The approval of the holders of Second Preference Shares as a class to any matters referred to in these provisions may be given as specified below:

     (a) Approval and Quorum: Any approval required to be given by the holders of Second Preference Shares shall be deemed to have been sufficiently given if it shall have been given by a resolution signed by all of the holders of the then outstanding Second Preference Shares or by a resolution passed by the affirmative vote of not less than two-thirds of the votes cast by holders of Second Preference Shares who voted in respect of that resolution at a meeting of the holders of Second Preference Shares called and held for that purpose in accordance with the by-laws of the Corporation at which holders of not less than one-tenth of the then outstanding Second Preference Shares are present in person or represented by proxy: provided that, if at any such meeting a quorum is not present within one-half hour after the time appointed for such meeting, the meeting shall be adjourned to the same day in the next week at the same time and to such place as the chairman of the meeting may determine and, subject to the provisions of the Act, it shall not be necessary to give notice of such adjourned meeting. At such adjourned meeting the holders of Second Preference Shares present in person or represented by proxy shall constitute a quorum and may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast at such meeting shall constitute the approval of the holders of Second Preference Shares.

     (b) Votes: On every poll taken at any meeting in respect of which only the holders of the Second Preference Shares of more than one series are entitled to vote, each holder of Second Preference Shares shall be entitled to one vote in respect of the greater of (i) each $1.00 of stated capital added to the appropriate stated capital account of the Corporation in respect of the issue of each such share and (ii) each $1.00 of the liquidation preference or redemption preference (excluding any amount payable in respect of declared but unpaid or accrued but unpaid dividends) attached to each such share (and if the liquidation preference and redemption preference are not the same at the applicable time, then the greater of the two).


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Subject  to the  foregoing,  the  formalities  to be  observed  with  respect to proxies, the giving or waiving of notice of any such meeting and the conduct thereof shall be those from time to time prescribed in the Act and the by-laws of the Corporation with respect to meetings of shareholders.

Section 4.06 Shares Issued in Series with Identical Rights. Where Second Preference Shares are issued in more than one series with identical rights, privileges, restrictions, conditions and designations attached thereto, all such series of Second Preference Shares shall rank pari passu and participate equally and proportionately without discrimination or preference as if all such series of Second Preference Shares had been issued simultaneously and all such series of Second Preference Shares may be designated as one series.

Section 4.07 Limitation. Subject to the provisions of the Act, the holders of Second Preference Shares or any series thereof shall not, unless the rights, privileges, restrictions and conditions attached to the Second Preference Shares as a class or to any particular series thereof provide to the contrary, be entitled to vote separately as a class or series on, or to dissent in respect of any proposal to amend the articles of the Corporation to:

     (a) increase or decrease any maximum number of authorized Second Preference Shares or any series thereof, or increase any maximum number of authorized shares of a class or any series having rights or privileges equal or superior to the Second Preference Shares or any series thereof;

     (b) effect an exchange, reclassification or cancellation of all or part of the Second Preference Shares or any series thereof, or

     (c) create a new class or series of shares equal or superior to the Second Preference Shares or any series thereof.